SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                        Date of Report:  August 22, 1997



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                        Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD     20878
     (Address of principal executive offices)     (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                  No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company.


                                 MEDIMMUNE, INC.
                           Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated August 21, 1997:

          MEDIMMUNE RECEIVES MARKETING APPROVAL FOR RESPIGAM IN CANADA
                    - Launch Planned at ICAAC in September -

Gaithersburg, MD, August 21, 1997 -- MedImmune, Inc. (Nasdaq:MEDI) today announced it has received a notice of compliance for RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)) from the Therapeutic Products Directorate of the Health Protection Branch (HPB) of Health Canada. The notice was granted to RespiGam for the prevention of serious lower respiratory tract infection caused by respiratory syncytial virus (RSV) in children under 24 months of age with bronchopulmonary dysplasia (BPD) or a history of premature birth (i.e., less than or equal to 35 weeks gestation; please see full prescribing information).

MedImmune intends to launch RespiGam in Canada at the 37th Annual Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) which will be held in Toronto, Ontario from September 28, 1997 through October 1, 1997. The Company plans to market RespiGam in Canada through a national distributor.

"This approval comes at an excellent time for the parents and physicians of high-risk infants in Canada who may now be able to take advantage this upcoming winter of the first Canadian product available to prevent severe RSV disease," commented Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer of MedImmune. "With the Canadian approvals of RespiGam and, recently, CytoGam, MedImmune continues to expand the numbers of patients who can benefit from MedImmune's novel products." The Company announced on August 6, 1997 the marketing approval of CytoGam in Canada for the attenuation of primary cytomegalovirus (CMV) disease associated with kidney transplantation.

RespiGam is a polyclonal antibody licensed in the United States by the FDA in January 1996 for prevention of serious lower respiratory tract infection caused by RSV in children under 24 months of age with BPD or a history of premature birth (i.e., less than or equal to 35 weeks gestation). RespiGam is the first product demonstrated to be safe and effective in reducing the incidence and duration of RSV hospitalization and severity of RSV illness in these high-risk infants. RespiGam is being marketed in the United States by MedImmune in partnership with the Wyeth-Lederle Vaccines and Pediatrics sales force of Wyeth-Ayerst Laboratories (a division of American Home Products Corporation; NYSE:AHP). MedImmune has established a collaboration with Baxter Healthcare Corporation (a division of Baxter International; NYSE:BAX) for commercialization of RespiGam outside of North America.

RSV is the leading cause of pneumonia and bronchiolitis in infants, causing approximately 90,000 hospitalizations and 4,500 fatalities in the United States annually. RSV outbreaks occur worldwide, usually during the late fall, winter, and early spring. Certain populations, such as premature infants and infants with lung problems, are at increased risk for developing severe RSV disease.
The Company estimates there are approximately 30,000 infants born in Canada at less than or equal to 35 weeks gestation and approximately 2,500 with BPD. RespiGam is the only product licensed in the US and Canada for the prevention of RSV disease.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. The Company currently markets two products through its hospital-based sales force and has six new product candidates in clinical trials. RespiGam and CytoGam are manufactured by Massachusetts Biologic Laboratories. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. Launch of RespiGam in Canada is subject to certain regulatory requirements and reimbursement approvals.


                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

(REGISTRANT)        MEDIMMUNE, INC.


BY (SIGNATURE)      /s/David M. Mott
(NAME AND TITLE)    President and Chief Operating Officer
                    (Principal financial and accounting officer)
(DATE)              August 22, 1997